UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2008, Standard Pacific Corp. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with MP CA Homes LLC (“MatlinPatterson”), an affiliate of MatlinPatterson Global Advisers LLC, pursuant to which MatlinPatterson has committed to: (i) purchase, for approximately $381.3 million in cash, 381,250 shares of senior convertible preferred stock of the Company (“Senior Preferred Stock”), which are equivalent to 125 million shares of the Company’s common stock (the “Common Stock”), on an as-converted basis and will be automatically converted into junior convertible preferred stock of the Company (“Junior Preferred Stock”) subject to receipt of approval of the Company’s stockholders, (ii) exchange, for approximately $128 million principal amount of the Company’s outstanding notes currently owned by MatlinPatterson, a warrant to purchase 272,670 shares of Senior Preferred Stock, or, if stockholder approval is received, shares of Junior Preferred Stock (“Warrant”), which are equivalent to 89.4 million shares of Common Stock on an as-converted basis and (iii) in connection with a rights offering of 50 million shares of Common Stock to be made to the Company’s existing public stockholders (the “Rights Offering”), commit to purchase, in exchange for 6,100 shares of Senior Preferred Stock (“Commitment Fee Shares”), which are equivalent to 2 million shares of Common Stock on an as-converted basis, any unsold shares offered to the Company’s public stockholders in the Rights Offering (collectively, the “Transaction”). The closing of the sale of the Senior Preferred Stock, Warrant and Commitment Fee Shares is subject to the satisfaction or waiver of certain conditions (“First Closing”).

Under the terms of the Investment Agreement, the Company has agreed to call a special meeting of stockholders for the purpose of approving: (i) the issuance of the Junior Preferred Stock in connection with the conversion of the Senior Preferred Stock, which would also permit the issuance of the Common Stock in connection with the conversion of the Junior Preferred Stock, and (ii) certain amendments to the Company’s certificate of incorporation, including amendments to remove certain anti-takeover provisions contained in the certificate and to increase the number of authorized shares (the “Proposals”). If the Transaction is approved by the Company’s stockholders, the Senior Preferred Stock held by MatlinPatterson would automatically convert into Junior Preferred Stock, and the Warrant would be exercisable for Junior Preferred Stock.

Following the First Closing, the Company will commence the Rights Offering pursuant to which each holder of the Common Stock will be offered the right to purchase up to such holder’s pro rata share of approximately 50 million shares of the Common Stock at a per share price of $3.05 (the equivalent price per share being paid by MatlinPatterson for the Senior Preferred Stock). The purchase by MatlinPatterson of the shares not purchased by the Company’s stockholders in the Rights Offering will be consummated in a separate closing following the Rights Offering (“Second Closing”).

The Investment Agreement contains customary representations and warranties, covenants and closing conditions. The Investment Agreement may be terminated by either party if the First Closing has not occurred by July 31, 2008. The First Closing will occur upon the satisfaction or waiver of certain conditions, including the accuracy of the parties’ representations and warranties, compliance with covenants, the absence of any material adverse effect with respect to the Company from the date of the Investment Agreement, the amendment of the Company’s rights plan to avoid the Transaction from triggering such plan and the amendment of the Company’s Senior Credit Facilities in a manner reasonably satisfactory to and consistent with prior discussions between the Company and MatlinPatterson. The Second Closing will occur upon satisfaction or waiver of certain conditions, including the First Closing having occurred and the offering period for the Rights Offer having expired.

The Senior Preferred Stock will be the highest ranking equity security of the Company and will have a liquidation preference over the Common Stock and other junior stock equal to the greater of: (i) the purchase price per share plus any accrued dividends, or (ii) participating with Common Stock on an as-converted basis. The Senior Preferred Stock will vote on an as-converted basis with the Common Stock, subject to a cap on voting power equal to 19.9% of the outstanding Common Stock on the First Closing Date, and will have customary protective provisions. If stockholder approval of the Proposals is not obtained on or prior to September 15, 2008, then dividends on the Senior Preferred Stock will equal 17% of the liquidation preference (accreting to the liquidation preference) for the first six months and increase by .5% every six months until the Proposals are approved by the Company’s stockholders, with such annualized accretion to be capped at 20%.

Upon receipt of approval of the Proposals, the Senior Preferred Stock will automatically convert into the Junior Preferred Stock on a one-for-one basis. The number of shares of Common Stock into which the Junior Preferred Stock is convertible into is determined by dividing $1,000 by the applicable conversion price ($3.05 on the date of the Investment Agreement), subject to customary anti-dilution adjustments, plus cash in lieu of fractional shares. The Junior Preferred Stock will rank pari passu with the Common Stock and the Series A preferred stock and junior to all other equity securities of the Company. The Junior Preferred Stock will have no liquidation preference over the Common Stock. The Junior Preferred Stock will be convertible at the holder’s option into shares of Common Stock subject to the holder and its affiliates post-conversion not beneficially owning total voting power of the Company’s voting stock in excess of 49%, and mandatorily converts into Common Stock upon the sale, transfer or other disposition of Junior Preferred Stock by MatlinPatterson or its affiliates. The Junior Preferred Stock will vote together with the Common Stock on all matters upon which holders of the Common Stock are entitled to vote. Each share of Junior Preferred Stock will be entitled to such number of votes as the number of shares of Common Stock into which the Junior Preferred Stock is convertible, provided that the votes attributable to such shares with respect to any holder of Junior Preferred Stock cannot exceed more than 49% of the total voting power of any voting stock of the Company. Shares of Junior Preferred Stock will be entitled to receive only those dividends declared and paid on the Common Stock.

In connection with the Investment Agreement, the Company and MatlinPatterson will enter into a Stockholders Agreement, which will provide MatlinPatterson, upon the First Closing, the ability to designate three directors to be appointed to the Company’s board of directors. Upon receipt of stockholder approval of the Proposals, if MatlinPatterson owns at least 10% of the total voting power of the Company, then it will be entitled to designate such number of directors to serve on the Company’s board as would be proportionate to the total voting power of voting stock beneficially owned by MatlinPatterson and its affiliates, provided that the number of directors appointed by MatlinPatterson shall never exceed one person less than a majority of the directors then serving on the Company’s board. To the extent MatlinPatterson and its affiliates decrease their holdings of voting stock of the Company, the

Company has the right to request the resignation of directors designated by MatlinPatterson to maintain proportion to MatlinPatterson’s shareholdings, upon which MatlinPatterson shall cause such directors to resign.

MatlinPatterson will agree to certain standstill provisions and restrictions on its ability to transfer the securities acquired in the Transaction, including a prohibition from transferring for a period of approximately two years, with limited transfers permitted after the expiration of such period. In addition, MatlinPatterson will receive customary registration rights.

The Investment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On May 27, 2008, the Company issued a press release regarding the Transaction. The press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

IMPORTANT INFORMATION

Standard Pacific intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Transaction. Stockholders should read the proxy statement and other relevant documents when they become available because they will contain important information about the Transaction. The proxy statement, any amendments or supplements to the proxy statement, and other relevant documents filed by the Company with the SEC will be available for free at www.sec.gov and at the Company’s website, www.standardpacifichomes.com, or by writing to: Standard Pacific Corp., 15326 Alton Parkway Irvine, CA 92618 (Attn: Corporate Secretary). The Company and its executive officers and directors may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Transaction. Information regarding the Company’s directors and executive officers appears in the Company’s definitive proxy statement for its 2008 annual meeting, which was filed with the SEC on April 2, 2008. Additional information regarding their interests, equity and otherwise, will be included in the proxy statement to be filed in connection with the Transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Investment Agreement, by and between Standard Pacific Corp. and MP CA Homes LLC, dated May 26, 2008.

99.1	Press Release dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2008

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes
Andrew H. Parnes
Executive Vice President – Finance
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Investment Agreement, by and between Standard Pacific Corp. and MP CA Homes LLC, dated May 26, 2008.

99.1	Press Release dated May 27, 2008.